                                                                      EXHIBIT 21



                              BRE PROPERTIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT



     Name                                State of Jurisdiction
     ----                                ---------------------


BRE Hacienda del Rio, Inc.               Delaware
BRE Fountain Plaza, Inc.                 Delaware
BRE Camino Seco, Inc.                    Delaware
BRE Colonia del Rio, Inc.                Delaware
BRE Springhill, Inc. Delaware            Delaware
BRE Oracle Village Inc.                  Delaware
BRE Property Investors LLC               Delaware
Blue Ravine Investors LLC                Delaware
Alliance Property Management Company     Delaware
BRE Builders, Inc.                       Delaware


                                      167